                                   THE GALAXY FUND

                                DISTRIBUTION AGREEMENT
                                   Amendment No. 2


                                                             September 18, 1998


First Data Distributors, Inc.
4400 Computer Drive
Westboro, Massachusetts 01581

Dear Sirs:

          This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Distribution Agreement between the Trust and First Data Distributors, Inc. ("FD Distributors") dated as of June 1, 1997 (the "Agreement") is herewith amended to provide that FD Distributors shall be the distributor for the Trust's Prime Reserves, Government Reserves and Tax-Exempt Reserves on the terms and conditions contained in the Agreement.

          If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.


                                   Very truly yours,

                                   THE GALAXY FUND


                                        By:    /s/ John T. O'Neill
                                               -----------------------
                                        Name:  John T. O'Neill
                                        Title: President


Accepted:

FIRST DATA DISTRIBUTORS, INC.


     By:    /s/ Scott M. Hacker
            ----------------------
     Name:  Scott M. Hacker
     Title: Vice President and Treasurer